Exhibit (a)

ASHMORE FUNDS

AGREEMENT AND DECLARATION OF TRUST

THIS AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, effective on August 6, 2010, by the Trustees hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided:

WITNESSETH that:

WHEREAS, this Trust has been formed to carry on the business of a management investment company and for the other purposes stated herein; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares of beneficial interest in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1. Name. This Trust shall be known as the “Ashmore Funds” and the Trustees shall conduct the business of the Trust under that name or any other name as the Trustees may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Trust” refers to the Massachusetts voluntary association with transferable shares of beneficial interest (commonly referred to as a “Massachusetts business trust”) established by this Agreement and Declaration of Trust, as amended or restated from time to time;

(b) “Trustees” refers to the person or persons signatory hereto, so long as he, she or they continue in office in accordance with the terms of this Agreement and Declaration of Trust, and all other persons who may from time to time be duly elected or appointed in accordance with Article IV hereof;

(c) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each Series or class of Shares shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

(e) “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

(f) The terms “Commission” “principal underwriter” and “interested person” shall have the meanings given them in the 1940 Act;

(g) “Declaration of Trust” or “Declaration” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(h) “Bylaws” shall mean the Bylaws of the Trust, as amended or restated from time to time;

(i) The term “series” or “series of Shares” refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided in accordance with the provisions of Article III.

(j) The terms “class” and “class of Shares” refer to each class of Shares into which the Shares of any Series may from time to time be divided in accordance with the provisions of Article III.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to engage in the business of a management investment company and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration.

ARTICLE III

Shares

Section 1. Division of Beneficial Interest. The Shares of the Trust shall be issued in one or more Series as the Trustees may, without Shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of assets specifically allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series shall at all times be divided into an unlimited number of Shares, par value $0.00001 per share, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may, without

Shareholder approval, divide the Shares of any Series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion, exchange or similar rights, if any) as the Trustees may determine or as shall be set forth in this Declaration or the Bylaws. The number of Shares of the Trust and each Series and class of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time, without Shareholder approval, divide or combine the Shares of any Series or class of Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or class of Shares.

The establishment and designation of any Series of Shares shall be effective upon the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such resolution. The establishment and designation of any class of Shares shall be effective upon the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such class and any such eligibility requirements for investment therein as the Trustees may determine, or as otherwise provided in such resolution.

Unless otherwise determined by the Trustees, any fractional Share of a Series or class of Shares shall carry proportionately all the rights and obligations of a whole Share of that Series or class of Shares, respectively, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust, a Series or a class of Shares.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and class of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and class of Shares and as to the number of Shares of each Series and class of Shares held from time to time by each Shareholder.

Section 3. Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees or the Bylaws from time to time authorize.

All consideration received by the Trust for the issue or sale of Shares of each Series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors of such Series, and shall be so handled upon the books of account of the Trust and are herein referred to as “assets of” such series.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or class of Shares and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which he or she is a Shareholder or was a former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 6. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 7. Derivative Claims; Direct Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable nonmonetary injury to the Trust or a Series or class of Shares would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders.

No group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration of Trust or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single Shareholder who is similarly situated to one or more other Shareholders with respect to the alleged injury have the right to bring such an action, unless the group of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made in their business judgment and shall be binding on all Shareholders.

ARTICLE IV

The Trustees

Section 1. Election and Tenure. The Trustees may fix the number of Trustees at any number they may determine, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders, if any, called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust, a Trustee or to a meeting of the Trustees. Such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities and other investment transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or add to their number, and may elect and remove such officers of the Trust and appoint and terminate such agents of the Trust as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter. Without limiting the foregoing, the Trustees of the Trust shall have the power to hire at the Trust’s expense employees and other agents and experts necessary to carry out their duties, including the duties of the Trustees of the Trust who are not “Interested Persons” (as defined in the 1940 Act) of the Trust as determined by such Trustees in their sole discretion.

Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian or sub-custodian or other depositary or a nominee or nominees or otherwise;

(f) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular Series or class of Shares or to apportion the same among two or more Series or classes of Shares, provided that any liabilities or expenses incurred by or arising in connection with a particular Series or class of Shares shall be payable solely out of the assets of that Series or class of Shares; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Series or classes of Shares of a Series, to allocate assets, liabilities, income and expenses of a Series or class of Shares to a particular Series or class of Shares of that Series or to apportion the same among two or more Series or classes of Shares;

(g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) To borrow funds or other property;

(l) To endorse or guarantee the payment of any notes or other obligations of any person; and to make contracts of guaranty or suretyship, or otherwise assume liability for payment of such notes or other obligations; and to mortgage and pledge the property of the Trust or any Series or class of Shares, or any part thereof, to secure any of or all such obligations;

(m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

(n) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, deferred compensation, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(o) To engage, without limitation, in any other lawful act or activity in which business corporations organized under the laws of The Commonwealth of Massachusetts may engage.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, administrators, investment advisers or managers, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors, and such other expenses and charges, as the Trustees may deem necessary or proper to incur provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular Series or class of Shares shall be payable solely out of the assets of that Series or class of Shares.

Section 5. Ownership of Assets of the Trust. Title to all of the assets of the Trust, including assets of each Series, shall at all times be considered as vested in the Trustees.

Section 6. Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series or class of Shares with any corporation, trust, association or other organization (a “Manager”); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with a Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing, custodian or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or any Series or class of Shares or their Shareholders.

Section 7. Quorum. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum, provided that the Bylaws may provide for other quorum requirements with respect to meetings of a committee or other body of the Trustees. Any meeting of the Trustees may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 8. Action by Vote. When a quorum is present at any meeting of the Trustees, a majority of Trustees present may take any action, except when a larger vote is expressly required by applicable law, by the Declaration of Trust or by the Bylaws. Subject to applicable law, the Trustees by majority vote may delegate to any one of their number, including to a committee or other body of the Trustees, their authority to approve particular matters or take particular actions on behalf of the Trust.

Section 9. Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of applicable law, the Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees. Written consents of the Trustees may be executed in one or more counterparts each of which taken together shall be deemed an original. Execution by a Trustee of a written consent or waiver and delivery thereof to the Trust may be accomplished by facsimile, telecopy, e-mail or other electronic transmission method.

Section 10. Additional Provisions. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding conduct of meetings of the Trustees and committees or other bodies of the Trustees, including notice, quorum, voting and other requirements and procedures and related matters.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1 of the Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as may be required by the 1940 Act, (ii) with respect to any amendment of this Declaration of Trust if and only to the extent as provided in Article VIII, Section 8, (iii) to the extent provided in Article III, Section 7 as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iv) with respect to the termination of the Trust or any Series or class, but only to the extent and as provided in Article VIII, Section 4, (v) to remove Trustees from office to the extent and as provided in Article V, Section 8 and (vi) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws, applicable law, or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or class of Shares are outstanding the Trustees may exercise all rights of Shareholders of that Series or class of Shares with respect to matters affecting that Series or class of Shares and may with respect to that Series or class of Shares take any action required by applicable law, this Declaration of Trust or the Bylaws to be taken by the Shareholders thereof.

Section 2. Voting Power and Meetings. Meetings of Shareholders of any or all Series or classes of Shares may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of Shareholders of any or all Series or classes of Shares may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place within or outside The Commonwealth of Massachusetts designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven calendar days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile, other electronic transmission or any other form of communication the Trustees determine is reasonably likely to provide Shareholders with notice of a meeting of Shareholders, at least seven calendar days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder or, if not so furnished, at such telephone or facsimile number or mailing, e-mail or other electronic address of the Shareholder obtained by the Trust or its agents through reasonable inquiry. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. To the maximum extent permitted by law, a single notice of a meeting of Shareholders may be provided to multiple Shareholders with the same mailing, e-mail or electronic address or the same telephone or facsimile number.

On any matter submitted to a vote of Shareholders (including with respect to any amendment to this Declaration of Trust required to be submitted to Shareholders under Article VIII, Section 8), all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to Series or class of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or classes of Shares materially differently, Shares shall be voted by individual Series or class of Shares, as applicable and (2) when the matter affects only the interests of one or more Series or classes of Shares, only Shareholders of such Series or classes of Shares shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

Section 3. Quorum and Required Vote. Except when a larger quorum is required by any provision of law or this Declaration of Trust, 30% of the Shares entitled to vote shall constitute a quorum for the transaction of business on that matter at a Shareholders’ meeting, except that where any provision of law or the Declaration of Trust requires, or permits with the Trustees’ approval, that holders of any Series or class of Shares shall vote as an individual Series or class of Shares, then 30% (unless a larger quorum is required as specified above) of Shares of that Series or class of Shares entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or class of Shares, as the case may be. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust, a plurality of Shares voted at a Shareholders’ meeting shall decide any question and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust requires, or permits with the Trustees’ approval, that the holders of any Series or class of Shares shall vote as an individual Series or class of Shares, then a plurality of the Shares of that Series or class of Shares voted at a Shareholders’ meeting shall decide that matter insofar as that Series or class of Shares is concerned.

Section 4. Action by Written Consent. Any action that may be taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or class of Shares entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. To the extent permitted by law, execution by a Shareholder of a written consent or waiver and delivery thereof to the Trust may be accomplished by facsimile, telecopy, e-mail or other electronic transmission method.

Section 5. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 120 calendar days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

Section 6. Proxy Instructions Transmitted by Telephonic or Electronic Means. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 7. Additional Provisions. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders’ votes, the conduct of meetings and related matters.

Section 8. Removal of Trustees. At any meeting called for the purpose, a Trustee may be removed by vote of the holders of two-thirds of the outstanding Shares of the Trust. The Trustees shall call a meeting of Shareholders for the purpose of voting upon the question of removal of any Trustee to the extent required by the 1940 Act.

ARTICLE VI

Net Income, Distributions, and Redemptions and Repurchases

Section 1. Distributions of Net Income. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each Series out of the assets of such Series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular Series shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of a Series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or class of Shares may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner as the Trustees may direct. Determinations of net income of any Series or class of Shares and determinations of income, asset value, capital gains, expenses and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned.

Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the Bylaws, next determined, less any redemption charge or fee as the Trustees may from time to time authorize. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the New York Stock Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or attributable to any class thereof or during any other period permitted by order of the Commission for the protection of investors or applicable law, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

The redemption price may in any case or cases be paid wholly or partly in kind. The composition of any such payment shall be determined by the Trust in its sole discretion, and the Trust shall have no obligation to effect a pro rata division of cash or other property in making any such payment. The fair value, selection and quantity of any securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof, less any redemption charge or fee as the Trustees may determine: (i) if at such time such Shareholder owns Shares of any Series or class of Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or class of Shares; (iii) if the Trustees determine that such Shareholder is engaging in conduct that is harmful to the Trust or any Series or class of Shares; or (iv) if the Trustees otherwise determine such redemption to be necessary or appropriate.

ARTICLE VII

Compensation and Limitation of Liability of Trustees; Indemnification

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Limitation of Liability. No Trustee, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any person in connection with Trust property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust or for the act or omission of any other Trustee. For the sake of clarification and without limiting the foregoing, the appointment, designation or identification of a Trustee as the Chairman of the Board or of the Trustees, the lead or assistant lead independent Trustee, a member or chairman of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert) or as having any other special appointment, designation or identification shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Nothing in this Declaration of Trust, including without limitation anything in this Article VII, Section 2, shall protect any Trustee, officer, employee or agent of the Trust against any liabilities to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Section 3. Indemnification Generally. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VII, provided, that (a) such Covered Person shall provide appropriate security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

Section 4. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (x) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 4 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 4 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 5. Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of Section 3 of this Article VII or clauses (x) or (y) of Section 4 of this Article VII, the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 6. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VII, the term “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested person” is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article VII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any person.

ARTICLE VIII

Miscellaneous

Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular Series or class of Shares shall look only to the assets of the Trust or the assets of the particular Series or class of Shares for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the class of Shares for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not invalidate or void the note, bond, contract, instrument, certificate or undertaking or operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

Section 2. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Termination of Trust, Series or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series, or by the Trustees by written notice to the Shareholders (and without Shareholder approval). Any Series or class of Shares may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or class of Shares, or by the Trustees by written notice to the Shareholders of that Series or class of Shares (and without Shareholder approval). Nothing in this Declaration of Trust or the Bylaws shall restrict the power of the Trustees to terminate any Series or class of Shares by written notice to the Shareholders of such Series or class of Shares, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets or similar transaction involving such Series or class of Shares.

Upon termination of the Trust (or any Series or class of Shares, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series or attributable to the particular class, as the case may be), to the Shareholders of that Series (or class, as the case may be), as a Series (or class, as the case may be), ratably according to the number of Shares of that Series (or class, as the case may be) held by the several Shareholders on the date of termination.

Section 5. Reorganizations. The Trust, or any one or more Series or classes of Shares of a Series of the Trust, may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of The Commonwealth of Massachusetts or any other jurisdiction, to form a consolidated or merged trust, series, sub-trust, partnership, limited liability company, association or corporation under the laws of The Commonwealth of Massachusetts or any other jurisdiction or (2) transfer all or a substantial portion of its assets to one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of The Commonwealth of Massachusetts or any other jurisdiction, or have one or more such trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations transfer all or a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more Series or classes of Shares, as the case may be, in connection therewith. Unless otherwise required by applicable law, any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of Shareholders of the Trust or relevant Series or class of Shares.

Section 6. Filing of Copies, Reference, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which taken together shall be deemed an original.

Section 7. Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8. Amendments. Except as specifically provided herein, the Trustees may, without Shareholder approval or action, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. With respect to any such amendment to this Declaration of Trust, shareholders shall have the right to vote only (a) on any amendment that would affect their right to vote granted in Section 1 of Article V; (b) on any amendment to this Section 8; (c) on any amendment as may be required by applicable law; and (d) on any amendment submitted to them by the Trustees. For the avoidance of doubt, amendments to this Declaration having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting, or supplementing any defective or inconsistent provision contained herein shall not require Shareholder approval.

Section 9. Addresses. The address of the Trust is c/o Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110. The address of the Trustee(s) is c/o Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110.

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IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the day first above written.

/s/ Sarah G. Hart
Sarah G. Hart Initial Sole Trustee

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 6th day of August, 2010, before me, the undersigned notary public, personally appeared Sarah G. Hart, proved to me through satisfactory evidence of identification, in the form of a Massachusetts driver’s license, to be the person whose name is signed above, and acknowledged to me that she signed it voluntarily for its stated purpose as Sole Trustee of the Ashmore Funds, a Massachusetts voluntary association.

/s/ Patricia E. Rapozo

Notary Public

My Commission Expires: October 11, 2013

[SEAL]

Trustee Addresses:

Ms. Sarah G. Hart

470 Commercial Street, Unit 6

Boston, MA 02113

Registered Agent:

Corporation Service Company

84 State Street

Boston, MA 02109